UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021

HUDSON EXECUTIVE INVESTMENT CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-39931	85-2658967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, NY	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 521-8495

(Former name or former address if changed since last report.)

570 Lexington Avenue, 35th Floor

New York, NY 10022

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	HCIIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	HCII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HCIIW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2021, Mr. Jonathan Dobres resigned as Chief Financial Officer of Hudson Executive Investment Corp. II (the “Company”) in order to accept a position as Head of Strategy and Corporate Development at Pagaya Technologies Ltd. Mr. Dobres’ resignation was not the result of any dispute or disagreement with the Company or the board of directors of the Company (the “Board”) on any matter relating to the Company’s operations, policies or practices, including its controls of financial-related matters.

Also on September 20, 2021, the Board appointed Mr. Ira Mosberg, effective immediately, to fill the vacancy left by Mr. Dobres’ departure.

Mr. Mosberg, age 45 years old, currently serves as the Chief Financial Officer of Hudson Executive Capital. He joined the firm as controller in November 2015 and was promoted to his current role in August 2017. Mr. Mosberg’s overall responsibilities include the accounting, tax and financial statement preparation for Hudson Executive Capital’s investment vehicles and management company. Prior to joining Hudson Executive Capital, he worked at Welch Capital as the finance controller and trader. Prior to joining Welch Capital in 2013, Mr. Mosberg worked as a controller in the operations group at Bridger Capital, LLC where he was responsible for the accounting and financial statement preparation of the firm’s investment vehicles. Prior to joining Bridger Capital, LLC in 2007, he worked as an assistant controller at JWM Partners, LLC. Prior to joining JWM Partners, LLC in 2003, he worked at Rothstein, Kass & Company in the financial services group. Mr. Mosberg is a certified public accountant and earned his BSM in accounting from Tulane University in May 1998.

Mr. Mosberg has no family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Mosberg has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON EXECUTIVE INVESTMENT CORP. II

Date: September 21, 2021	By:	/s/ Ira Mosberg
	Name:	Ira Mosberg
	Title:	Chief Financial Officer